Exhibit 16.1

July 19, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements under Item 4.01 of the Current Report on Form 8-K of Santa Fe Gold Corporation to be filed with the Securities and Exchange Commission on or about June 19, 2018. We agree with all statements pertaining to us.  We have no basis on which to agree or disagree with the other statements contained therein.

/s/ Malone Bailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas